UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  January 29, 2024

RISKON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40701	30-0680177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX 78215

(Address of principal executive offices) (Zip Code)

(800) 762-7293

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ROI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignations

Effective January 29, 2024 (the “Effective Date”), RiskOn International, Inc., a Nevada corporation (the “Company”), accepted the resignations of (i) Randy May, its former Chairman of the Board of Directors (the “Board”) in such capacity, and as the Company’s Chief Executive Officer, and (ii) Jay Puchir, its former Chief Financial Officer, each of which was submitted to the Company on January 28, 2024. Notwithstanding Mr. Puchir’s resignation as the Company’s Chief Financial Officer, he has agreed to remain with the Company as its Vice President until January 28, 2024 to undertake the responsibility described in Item 8.01 hereto.

Neither Mr. May’s or Mr. Puchir’s resignation was the result of any disagreement with the Company, or its management on any matter relating to the Company's operations, policies or practices. The Company thanks Messrs. May and Puchir for their contributions.

Appointments

Milton C. Ault.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 4, 2024, the Company appointed Milton C. Ault, III to its board of directors (the “Board”) effective on the foregoing date.

On the Effective Date, the Company appointed Mr. Ault as its Chairman of the Board as well as its Chief Executive Officer.

Mr. Ault, 54, currently holds the position of Executive Chairman at Ault Alliance, Inc. (“AAI”), a diversified holding company listed on the NYSE American and Chairman of the Board at Ault Disruptive Technologies Corporation (“ADRT”), a Special Purpose Acquisition Company listed on the NYSE. Since January 2011, Mr. Ault has been the Vice President of Business Development at MCKEA Holdings, LLC, a family office. He has also been the Chairman of Avalanche International Corp. (“AVLP”), a publicly traded Nevada company categorized as a "voluntary filer" (not required to file periodic reports) since September 2014. Since December 2015, Mr. Ault has held the positions of Chairman and Chief Executive Officer at Ault & Company, Inc., a Delaware holding company. On February 25, 2016, Mr. Ault founded Alzamend Neuro, Inc. (“ALZN”), a biotechnology firm dedicated to researching and finding treatments, prevention methods, and cures for Alzheimer's Disease. He served as its Chairman until its initial public offering, at which point he transitioned to the role of Chairman Emeritus and consultant. In April 2023, Mr. Ault was appointed as the Executive Chairman of the board of directors of the Singing Machine Company, Inc., a company listed on the Nasdaq Stock Market. Throughout his career, Mr. Ault has provided consulting services to both publicly traded and privately held companies, offering them the benefit of his diverse expertise, spanning from development stage to well-established businesses. With over twenty-seven years of experience, he is a seasoned business professional and entrepreneur with a track record of identifying value in various financial markets, including equities, fixed income, commodities, and real estate.

There are no family relationships between Mr. Ault and any of our other officers and directors. There is no arrangement or understanding between Mr. Ault and any other persons pursuant to which Mr. Ault was appointed as a director. Other than as set forth below under the heading “Compensation,” there are no related party transactions involving Mr. Ault that are reportable under Item 404(a) of Regulation S-K.

Mr. Ault will not, at the present time, be compensated for his services as the Company’s Chief Executive Officer.

Compensation. On March 6, 2023, the Company entered into an Amendment (the “Amendment”) to the Share Exchange Agreement (the “Agreement”) dated as of February 8, 2023 by and among Ault Alliance, Inc. (“AAI”), the owner of approximately 86% of BitNile.com, Inc. (“BitNile.com”), providing for the acquisition of all of the outstanding shares of capital stock of BitNile.com, in exchange for (i) 8,637.5 shares of newly designated Series B Convertible Preferred Stock of the Company issued to AAI (which as amended is subject to upward adjustment ad more fully described below) (the “Series B”), and (ii) 1,362.5 shares of newly designated Series C Convertible Preferred Stock of the Company to be issued to the to the minority shareholders of BitNile.com (the “Series C,” and together with the Series B, the “Preferred Stock”). The original terms of the Agreement and each series of Preferred Stock was previously disclosed in the Company’s Current Report on Form 8-K filed by the Company on February 14, 2023. The Preferred Stock is convertible at $0.25 per share and is not convertible until the first day after the record date for seeking shareholder approval.

The parties closed on the Agreement with the amended terms which are summarized below on March 6, 2023 (the “Closing”). As a result of the Closing, BitNile.com became a wholly owned subsidiary of the Company. As previously disclosed, BitNile.com’s principal business entails the development and operation of a metaverse platform, the beta for which launched on March 1, 2023.

Pursuant to the Amendment, a new provision was added to the Agreement which requires that as of the Closing, the Company shall have established a bonus pool pursuant to which, upon the date that BitNile.com shall have generated $100 million of revenue in the aggregate, the Company shall pay a bonus in the aggregate amount of $25 million to three executives of AAI in the following proportions: (i) $10 million, (ii) $10 million and (iii) $5 million. Such bonus payments will be payable in cash, provided, however, that if in AAI’s reasonable determination the payment of the foregoing bonus payments would materially and adversely impact the Company’s cash position, AAI shall direct the Company to make such payments in shares of common stock. The number of shares of common stock issuable by the Company shall in such case be determined by dividing the amount of the bonus payment by the closing sale price of the common stock on the trading day immediately preceding AAI’s determination.

Mr. Ault is one of the three AAI executive officers entitled to participate in the bonus provided for by the Amendment in the amount of $10 million if the threshold is met. He acquired 62.5 shares of Series C in exchange for his shares of BitNile.com common stock.

William B. Horne

As of the Effective Date, the Company appointed Mr. Horne to the Board.

Mr. Horne, 55, has served as a member of AAI’s board of directors since October 2016. On January 19, 2021, Mr. Horne resigned as AAI’s President and was appointed as its Chief Executive Officer. On August 19, 2020, Mr. Horne resigned as AAI’s Chief Financial Officer and was appointed as its President. He was appointed as AAI’s Chief Financial Officer on January 25, 2018. Prior to his appointment as our Chief Financial Officer, Mr. Horne served as one of AAI’s independent directors. Mr. Horne has served as the Chief Executive Officer and on the board of directors of ADRT since its incorporation in February 2021. Mr. Horne has served on the board of directors of Giga-Tronics Incorporated since September of 2022. Mr. Horne is a director and Chief Financial Officer of AVLP. Mr. Horne has served on the board of directors of ALZN since June 1, 2016 and became its chairman of the board upon consummation of its IPO. He served as the Chief Financial Officer of Targeted Medical Pharma, Inc. (OTCBB: TRGM) from August 2013 to May 2019. Mr. Horne previously held the position of Chief Financial Officer in various public and private companies in the healthcare and high-tech fields. Mr. Horne has a Bachelor of Arts Magna Cum Laude in Accounting from Seattle University. We believe that Mr. Horne's extensive financial and accounting experience in diversified industries and with companies involving complex transactions give him the qualifications and skills to serve as one of our directors.

There are no family relationships between Mr. Horne and any of our other officers and directors. There is no arrangement or understanding between Mr. Horne and any other persons pursuant to which Mr. Horne was appointed as a director. Other than as set forth below under the heading “Compensation,” there are no related party transactions involving Mr. Horne that are reportable under Item 404(a) of Regulation S-K.

Mr. Horne will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2023, filed with the Securities and Exchange Commission on July 14, 2023, under Item 11.

Compensation. The first three paragraphs of this heading applicable to Mr. Ault above are incorporated herein by reference.

Mr. Horne is one of the three AAI executive officers entitled to participate in the bonus provided for by the Amendment in the amount of $10 million if the threshold is met. He acquired 250 shares of Series C in exchange for his shares of BitNile.com common stock.

Steve J. Smith

As of the Effective Date, the Company appointed Mr. Smith to the Board.

Mr. Smith, 70, is a seasoned business leader recognized for pioneering computer numerical control (“CNC”) programming, co-founding and scaling multiple companies, and steering operational and financial excellence, having operated in this space for more than 35 years. Mr. Smith’s leadership has been instrumental in driving growth, optimizing operations, and ensuring the delivery of high-quality, competitively priced products. From 1994 to the present, Mr. Smith has acted as a CNC consultant for a number of entities, including JBL Speakers, Pioneer Electronics, Steelcase Manufacturing, Olhausen Billiards, World of Leisure Pool Tables, Rickenbacker Guitars and Fender Musical Instruments, Inc. Mr. Smith received his Bachelor of Science in Business Administration from Point Loma Nazarene University in 1977. We believe that Mr. Smith’s a rich background in business administration and a track record of impactful leadership roles, including board positions, give him the qualifications and skills to serve as one of our directors.

There are no family relationships between Mr. Smith and any of our other officers and directors. There is no arrangement or understanding between Mr. Smith and any other persons pursuant to which Mr. Smith was appointed as a director. There are no related party transactions involving Mr. Smith that are reportable under Item 404(a) of Regulation S-K.

Mr. Smith will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2023, filed with the Securities and Exchange Commission on July 14, 2023, under Item 11.

Kayson Pulsipher

On the Effective Date, the Company appointed Mr. Pulsipher as its Chief Financial Officer, replacing Mr. Puchir in such capacity.

Employment Agreement

On the Effective Date, the Company entered into an employment agreement (the “Agreement”) with Mr. Pulsipher to serve as its Chief Financial Officer of the Company through January 28, 2027 (the “Initial Term”), unless earlier terminated in accordance with the provisions thereof, and shall be automatically renewed for successive one (1) year periods (each, a “Renewal Term”) thereafter unless either party provides the other party with written notice of his or its intention not to renew this Agreement at least one (1) month prior to the expiration of the Initial Term or any Renewal Term of the Agreement

Pursuant to the Agreement, Mr. Pulsipher will be paid a base salary of $250,000 per annum (the “Base Salary”). In addition, Mr. Pulsipher shall be eligible to earn a cash bonus as the Board may determine, from time to time, based on meeting performance objectives and bonus criteria to be identified by the Board (the “Performance Bonus”). The determination of whether the Company has achieved a certain financial performance objective in any year for the purposes of the Performance Bonus shall be made by the independent registered public accounting firm regularly retained or employed by the Company within ninety (90) days after the end of each fiscal year.

Further, Mr. Pulsipher is entitled to a signing bonus of $50,000, payable on the Effective Date. In addition, Mr. Pulsipher shall be entitled to annual bonuses of $50,000, payable on each of January 31, 2024, January 31, 2025 and January 31, 2026.

Pursuant to the Agreement, Mr. Pulsipher may be granted such equity awards as the Board may from time to time deem appropriate.

Mr. Pulsipher’s bonuses, if any, and all stock based compensation shall be subject to “Company Clawback Rights” if during the period that Mr. Pulsipher is employed by the Company and upon the termination of Mr. Pulsipher’s employment and for a period of two years thereafter, if there is a restatement of any of the Company’s financial results from which any bonuses and stock based compensation to Mr. Pulsipher shall have been determined.

Upon termination of Mr. Pulsipher’s employment (other than upon the expiration of the employment), Mr. Pulsipher shall be entitled to receive: (A) any earned but unpaid Base Salary through the termination date; (B) all reasonable expenses paid or incurred; and (C) any accrued but unused vacation time.

Further, unless Mr. Pulsipher’s employment is terminated as a result of his death or disability or for cause or he terminates his employment without good reason, then upon the termination of Mr. Pulsipher’s employment, the Company shall pay to Mr. Pulsipher a separation payment as follows: (a) an amount equal to six (6) months of the Base Salary (as in effect immediately prior to the termination date), and (b) a prorated Performance Bonus amount calculated in accordance with the Performance Bonus criteria set forth in the Agreement and the actual number of days Mr. Pulsipher worked in the calendar year prior to the termination date.

The preceding discussion is qualified in its entirety to the Agreement, which has been filed as Exhibit 10.1 hereto and is incorporated by reference herein in its entirety.

Side Letter

On December 29, 2023, the Company and Mr. Pulsipher entered into a side letter with the Company and two of the AAI Executives that provided for:

(a)	a change in his title from Director of Reporting & Technical Accounting to Senior Vice President of Finance;

(b)	an annual payment of $1,000 for each profitable clinic that the Company, through a subsidiary, opens, where “profitable” means that the clinic has shown positive EBITDA for any given year;

(c)	the payment to Mr. Pulsipher of an additional $50,000 per year, i.e., from $200,000 to $250,000, to be paid to Mr. Pulsipher no later than December 29, 2023, commencing January 1, 2024; and

(d)	two of the above referenced AAI executive officers agreeing to allocate 12.5% of their bonus payments to Mr. Pulsipher, which bonus payments are disclosed under the heading “Compensation” above for Messrs. Ault and Horne.

Mr. Pulsipher, 43, brings more than 15 years of professional experience in various senior accounting and finance roles to the Company. Prior to his appointment as the Chief Financial Officer, Mr. Pulsipher served as the Director of Reporting and Technical Accounting since August 17, 2023 for the Company, as well as its Senior Vice President of Finance since December 19, 2023. Mr. Pulsipher has served as AAI’s Director of Reporting and Technical Accounting since October 10, 2022. Prior to joining AAI, Mr. Pulsipher served as the interim Controller as an outside contractor from January 2022 until September 2022 for both Office Depot, a subsidiary of The ODP Corporation, a NASDAQ listed company (ODP) and Porch, also a NASDAQ listed company (PRCH). Prior thereto, he had financial leadership accounting and SEC reporting roles with increasing responsibilities at Light & Wonder a NASDAQ listed company (LNW), formerly known as Scientific Games, from March 2019 to December 2021. Mr. Pulsipher began his professional accounting career in the construction field and ultimately as that company’s controller before entering the public accounting profession in 2013 at RSM, formerly known as McGladrey & Pullen, LLP and held several positions at Deloitte & Touche, LLP where he was eventually promoted to Audit Manager. Mr. Pulsipher’s industry experience is vast, with extensive experience in fast-growth environments, building teams and having been engaged with multiple types of financing transactions, including IPOs, convertible debt, term loans, acquisitions and lines of credit. Mr. Pulsipher holds a Master of Science degree in Accounting from Southern Utah University. Mr. Pulsipher has been a licensed Certified Public Accountant since 2015 and has an active license in the state of Nevada.

There are no family relationships between Mr. Pulsipher and any of our other officers and directors. There is no arrangement or understanding between Mr. Pulsipher and any other persons pursuant to which Mr. Pulsipher was appointed as the Company’s Chief Financial Officer other than as set forth above. There are no related party transactions involving Mr. Pulsipher that are reportable under Item 404(a) of Regulation S-K other than as set forth above.

Joseph M. Spaziano

On the Effective Date, the Company appointed Mr. Spaziano as its Chief Operating Officer.

Mr. Spaziano, 51, is the Chief Information Officer and Chief Technology Officer of AAI, where his leadership over the past five years has been pivotal in transforming the company's technological framework. His accomplishments include the development of a multi-use data center for Bitcoin mining, and significantly enhancing the IT infrastructure and security protocols. Mr. Spaziano has held multiple certifications from Microsoft and Google, underscoring his deep expertise in the field. Prior to his tenure at AAI, he served honorably in the United States Army and Army Reserve for nine years, a period that ingrained in him a strong sense of discipline and leadership, which has been instrumental in his professional achievements.

Mr. Spaziano will not, at the present time, be compensated for his services as the Company’s Chief Operating Officer.

There are no family relationships between Mr. Spaziano and any of our other officers and directors. There is no arrangement or understanding between Mr. Spaziano and any other persons pursuant to which Mr. Spaziano was appointed as the Company’s Chief Operating Officer. There are no related party transactions involving Mr. Spaziano that are reportable under Item 404(a) of Regulation S-K other than that he acquired 62.5 shares of Series C in exchange for his shares of BitNile.com common stock.

Douglas Gintz

On the Effective Date, the Company appointed Mr. Gintz as its Chief Technology Officer.

Mr. Gintz, 57, has been the Chief Technology Officer of Imperalis Holding Corp., a Nevada corporation d/b/a TurnOnGreen, Inc. (“TOG”), since September of 2022 and served as the Chief Technology Officer for one of its subsidiaries between February 2021 and September 2022. He joined TOG’s Board of Directors in September 2022. Mr. Gintz is responsible for driving strategic software initiatives and delivering key technologies essential to the market penetration of our EV charging solutions business. Mr. Gintz also currently serves as the Chief Technology Officer and Director of Global Technology Implementation at AAI since February 2021. Mr. Gintz's previous leadership roles include Chief Executive Officer of Pacific Coders, LLC from August 2002 to January 2022, and Chief Technology Officer of Endocanna Health, Inc. from January 2019 to January 2021. Mr. Gintz served at Targeted Medical Pharma, Inc., a publicly traded microcap, as Chief Marketing Officer and Technology Officer, from January 2018 to December 2019, and Chief Technology Officer and Chief Information Officer from January 2012 to May 2016. Mr. Gintz has over 30 years of hands-on experience bringing products to market. Specializing in emerging technologies, Mr. Gintz has developed manufacturing compliance systems, DNA reporting engines, medical billing software, e-commerce applications, and retail software for companies ranging from startups to multinational corporations.

Mr. Gintz will not, at the present time, be compensated for his services as the Company’s Chief Technology Officer.

There are no family relationships between Mr. Gintz and any of our other officers and directors. There is no arrangement or understanding between Mr. Gintz and any other persons pursuant to which Mr. Gintz was appointed as the Company’s Chief Technology Officer. There are no related party transactions involving Mr. Gintz that are reportable under Item 404(a) of Regulation S-K other than that he acquired 87.5 shares of Series C in exchange for his shares of BitNile.com common stock.

ITEM 7.01	REGULATION FD DISCLOSURE.

On January 29, 2024, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

ITEM 8.01	OTHER EVENTS

On September 11, 2022 and September 30, 2022, the Company issued press releases announcing a record date for the distribution (the “Distribution”) of its shares of common stock of its majority owned subsidiary, White River Energy Corp. (“White River”) and described in greater detail in the registration statement on Form S-1 (File No. 333-268707) filed by White River with respect to such distribution. The Company has concluded that it will not, for regulatory reasons, be able to effectuate the distribution as originally contemplated.

On January 28, 2024, the Company, Mr. Puchir and Brian McBride entered into the Transfer Agreement. The Transfer Agreement was entered into in an effort to redress the Company’s inability to complete the Distribution, to the extent possible under applicable law. Pursuant to the Transfer Agreement, the Parties thereto will cooperate in undertaking to communicate with as many eligible shareholders as Messrs. Puchir and McBride can identify with a view to transferring to them the Company’s shares of White River as the foregoing press releases and registration statement envisioned when originally issued and filed, respectively.

A copy of the Transfer Agreement is furnished herewith as Exhibit 99.2 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release issued on January 29, 2024.

99.2	Transfer Agreement dated January 28, 2024 entered into by and among the Company, Jay Puchir and Brian McBride.

10.1*	Employment Agreement dated January 28 and effective January 29, 2024 entered into by and between the Company and Mr. Pulsipher.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RISKON INTERNATIONAL, INC.

Dated: January 29, 2024	/s/ Henry Nisser
Henry Nisser
President and General Counsel